EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), David C. Paul, Chairman and Chief Executive Officer, and David M. Demski, President and Chief Operating Officer of Globus Medical, Inc. (the “Company”), each certifies with respect to the Annual Report of the Company on Form 10-K for the period ended December 31, 2014 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 26, 2015	/s/ DAVID C. PAUL
David C. Paul
Chairman
Chief Executive Officer

Dated:	February 26, 2015	/s/ DAVID M. DEMSKI
David M. Demski
President
Chief Operating Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.